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DESCRIPTION:  PRESS RELEASE DATED 5/22/00



                                 EXHIBIT 99.1
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                VIGNETTE CORPORATION TO ACQUIRE ONDISPLAY, INC.

  Vignette V/5 eBusiness Platform Enhanced with Leading Supplier of Solutions for B2B Commerce, Online Marketplaces, Enterprise Integration

     AUSTIN, TX and SAN RAMON, CA - May 22, 2000 - Vignette Corporation (Nasdaq:VIGN), the leading supplier of eBusiness applications, and OnDisplay, Inc. (Nasdaq:ONDS) today announced that they have signed a definitive merger agreement under which Vignette will issue 1.58 shares of its stock for each outstanding share of OnDisplay. The combination of Vignette's V/5 suite and OnDisplay's XML-based business-to-business infrastructure products will create the industry's most comprehensive offering for companies serious about building businesses online.

     OnDisplay's business-to-business, "B2B" infrastructure products enable organizations to integrate more closely with their customers, suppliers and business partners through the real-time exchange of information and transactions. OnDisplay's XML technology allows critical business information - such as purchase orders, inventory status checks, invoices and product catalog data - to
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be integrated, aggregated and exchanged between multiple suppliers and distribution partners quickly and efficiently. This functionality increases a business's online selling effectiveness and extends its trading networks to suppliers and vertical marketplaces through secure, guaranteed online connections.

     "Our customers increasingly require coordination between enterprise systems, suppliers, and multiple online marketplaces. OnDisplay's strong market momentum, world-class customers and powerful XML-centric architecture are a natural complement to Vignette," said Greg Peters, President and CEO Vignette. "The acquisition of OnDisplay furthers Vignette's stated mission to provide the broadest and deepest application platform to support the needs of companies who are serious about building businesses online."

     Vignette's recently announced V/5 eBusiness Plaform provides an open and scalable high-performance architecture, a suite of integrated products providing personalization, content management, campaign management, customer analysis, syndication and multi-channel communications capabilities, and a high-level application foundation for creating and managing componetized eBusiness applications. Together, Vignette and OnDisplay will offer eBusiness applications that power automated cross-enterprise transactions and highly personalized end-user interaction.

     Customer Benefits -- Collaborative Commerce

     The combined Vignette and OnDisplay product lines provide personalized end-user interaction, market-leading content management, inter-enterprise application integration, transaction support, business process automation, and comprehensive business analysis - all of the critical application functionality for running a business online, leveraging back-office data and managing relationships with suppliers, vendors and customers.

     B2B commerce requires automation of business transactions between trading partners and integration of back-office systems with web-based commerce systems. For example, purchase orders implemented as cXML based transactions or connections to ERP systems using standard XML interfaces will increasingly be required for online marketplaces and the Fortune 1000 companies who wish to participate in them. Combining the business process automation capabilities of OnDisplay with the real-time personalization, analysis and content management capabilities of Vignette's V/5 eBusiness platform will enable companies to tightly coordinate their suppliers and distributors to create true "collaborative" commerce.

     The Combined Company

     The acquisition further solidifies Vignette's leadership position in the eBusiness applications market. With the acquisition, Vignette will have approximately 2,000 employees, 870 customers and global operations - from the U.S. to South America, Europe, Asia and Australia. The acquisition adds leading trading networks and online marketplaces to Vignette's customer base, already the largest in the industry. OnDisplay's customers span the manufacturing, healthcare, life sciences, and construction industries and include W.W. Grainger, Sciquest.com, FuelQuest.com, PurchasePro.com, Harbinger.net, Aspect Development and TPN Register. The two companies share
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more than 20 joint
customers today, including, The Associates Corporation, PurchasingCenter.com, QuestLink Technology, Inc., Sabre, Travelocity.com, The Tribune Corporation, and Trip.com.

     "Our eMarketplace customers have told us how important a complete and integrated solution is - one that both reaches out to consumers and back to suppliers, vendors and the back-office. Together with Vignette we now provide the industry's only true end-to-end solution," said Mark Pine, chairman and CEO of OnDisplay. "The vision, technology and cultural fit with Vignette will create an unbeatable combination for our customers to build their online businesses."

     Key Technologies

     OnDisplay's solutions for B2B commerce, online marketplaces and enterprise integration complement Vignette's V/5 platform and include:

     eBizXchange

     OnDisplay's B2B integration application for secure, real-time business document exchange among trading partners, using xML-based protocols. eIntegrate. A powerful application for integrating the e-business site with internal ERP, CRM and legacy systems.

     eContent

     A full-featured content aggregation application for capturing and transforming diverse content from heterogeneous sources, including HTML, XML, flat file, database, and application-based data.

     eNotify

     A permission-based alerting system for event-based notification.

     eSyndicate

     A robust and scalable application for content syndication using a publish/subscribe paradigm for brokering and routing content among trading partners.

     XML Connect

     A free B2B XML server that allows e-commerce participants -- including buyers, suppliers and e-marketplaces -- to establish secure, guaranteed XML business document exchange.

     Terms of the Agreement

     In a stock-for-stock, tax-free transaction, each outstanding share of OnDisplay will be exchanged for 1.58 shares of Vignette. Based on fully diluted shares outstanding and both companies' closing price as of Friday, May 19, this transaction represents a purchase price of approximately $1.7 billion. Vignette will account for the transaction using purchase accounting and
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expects to close the transaction in the third quarter, subject to approval by
OnDisplay's stockholders and other customary closing conditions.

     About Vignette Corporation

     Vignette Corporation (Nasdaq: VIGN) is the leading supplier of eBusiness applications. Vignette's products enable businesses to create and extend relationships with prospects and customers and ease high-volume transaction exchanges with suppliers and partners, all of which enhances customer satisfaction. Vignette powers more than 600 leading eBusinesses. Headquartered in Austin, Texas, Vignette Corporation has offices located throughout Europe, Asia, and in Australia and can be found on the Web at http://www.vignette.com.

     About OnDisplay

     OnDisplay is a leading provider of e-business infrastructure software applications for powering e-business portals and e-marketplaces. In January 2000, OnDisplay acquired Oberon Software, a leading provider of business process automation software and services for enabling e-business communities. OnDisplay's product suite enables customers to increase their online selling effectiveness and extend their trading networks to suppliers and vertical marketplaces. OnDisplay is located in San Ramon, California and can be reached at http://www.ondisplay.com.

     Forward Looking Statements

     This press release contains forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on the current expectations and beliefs of managements of Vignette and OnDisplay and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. In particular, the following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: failure of the transaction to close due to the failure to obtain regulatory or other approvals; failure of the OnDisplay stockholders to approve the merger, if that approval is necessary; the risk that the Vignette and OnDisplay businesses will not be integrated successfully and unanticipated costs of such integration; failure of the combined company to retain and hire key executives, technical personnel and other employees; failure of the combined company to manage its growth and the difficulty of successfully managing a larger organization; failure of the combined company to successfully manage its changing relationships with customers, suppliers and strategic customers; failure of the combined company's customers to accept the new service offerings and, in particular, the risk that businesses and consumers may not adopt the Internet for electronic commerce as rapidly as anticipated; the risk that security breakdowns on the Internet might adversely affect the growth of electronic commerce; and competition in the various markets serviced by the combined company.

     For a detailed discussion of these and other cautionary statements, please refer to the registration statement to be filed by Vignette and OnDisplay with the Securities and Exchange Commission, as well as the companies' respective Forms 10K and 10Q filed with the Securities and Exchange Commission. When these and other documents are filed with the SEC, they may be
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obtained free of charge at the SEC's Web Site at http://www.sec.gov. These documents may also be obtained from Vignette or OnDisplay by directing such requests to the respective address listed below.

     Press contacts:
     Mike Berman, Director of Public Relations, Vignette Corporation, 512-306-4910, mberman@vignette.com

     Leah Bibbo, Public Relations Manager, OnDisplay, 925-480-1125, leah@ondisplay.com

     Investor Relations:

     Kellie Nugent, Manager Investor Relations, Vignette Corporation, 512-306-4541, knugent@vignette.com Debbie Demer, Demer IR Counsel, Investor Relations for OnDisplay, 925-938-2678, ddemer@demer-ir.com